PILGRIM'S PRIDE CORPORATION
REPORTS RECORD EARNINGS FOR FISCAL THIRD QUARTER
AND FIRST NINE MONTHS PERIODS

INCREASES FOURTH FISCAL QUARTER EARNINGS GUIDANCE

MID-POINT OF FISCAL 4th QUARTER GUIDANCE INCREASED BY 16%

PITTSBURG, Texas, July 25, 2005 /PRNewswire-FirstCall/ -- Pilgrim's Pride Corporation (NYSE: PPC) today reported net income of $85.4 million, or $1.28 per share, for the third fiscal quarter ended July 2, 2005, an increase of $75.6 million, or $1.13 per share, compared with net income of $9.8 million, or $0.15 per share, in the third quarter ended July 3, 2004. The Company also reported net sales for the third quarter ended July 2, 2005 of $1.440 billion, a slight decrease when compared with net sales of $1.448 billion for the same period last year. Included in the net income for the third quarter of fiscal 2004 were turkey restructuring and other related charges of $39.6 million net of tax, or $0.60 per share.

For the nine months ended July 2, 2005, the Company reported net income of $190.3 million, or $2.86 per share, an increase of $137.2 million, or $2.00 per share, compared with net income of $53.1 million, or $0.86 per share, for the nine months ended July 3, 2004. The Company also reported net sales for the first nine months of fiscal 2005 of $4.184 billion, an increase of $307 million, compared with net sales of $3.877 billion for the same period last year. Included in the net income for the first nine months results is a non-recurring gain of $6.5 million net of tax, or $0.10 per share, associated with a litigation settlement and turkey restructuring and other related charges of $39.6 million net of tax, or $0.65 per share, in fiscal 2005 and 2004, respectively.

“Increased protein demand, excellent results from our Mexico operations, and reduced feed ingredient costs all contributed to our record third fiscal quarter and first nine months’ results,” said O.B. Goolsby, President and Chief Executive Officer of Pilgrim's Pride. “We remain committed to positioning the Company to meet the growing consumer demand for high-quality, convenient poultry meat proteins. We will continue working to develop new products that allow our customers to capitalize on these market developments and expect continued growth ahead due to consumer trends and demographics changes. This was an exceptional quarter and first nine months for Pilgrim’s Pride and we are looking forward to the rest of this fiscal year where we expect many of these positive trends to continue. Accordingly, we are raising our guidance for the fourth fiscal quarter of 2005 to $0.90 - $1.00 per share from the $0.73 to $0.91 per share range previously communicated by the Company.”

Pilgrim’s Pride will hold a conference call to discuss the Company’s third quarter fiscal 2005 financial results at 10 a.m. CDT (11 a.m. EDT) on July 25, 2005. To listen live via telephone, call 800-391-2548, verbal pass code Pilgrim’s Pride or VG495227. The call will also be webcast live on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=68228&eventID=1082540 (Please copy and paste the link into the browser)

Additionally, the Company has posted a slide presentation on its website at http://www.pilgrimspride.com, which may be viewed by listeners in connection with today’s conference call. The webcast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at 2 p.m. CDT on July 25 through August 2 at 800-355-2355 pass code 495227#.

Forward-Looking Statements:

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations, outlooks or predictions of the future of Pilgrim’s Pride Corporation and its management, including the expectations regarding quarterly earnings, poultry prices and feed ingredient costs for the remainder of fiscal year 2005, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases affecting the production performance and/or marketability of the company’s poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our leverage; restrictions imposed by and as a result of, our leverage; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; changes in laws or regulations affecting our operations or the application thereof as well as competitive factors and pricing pressures; risks associated with the acquisition of ConAgra Foods’ chicken division including possible unknown liabilities assumed in connection with the acquisition and loss of customers of the acquired business; inability to recognize the anticipated cost savings and anticipated benefits in connection with our turkey division restructuring; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Sondra Fowler
Pilgrim’s Pride Corporation
(903) 434-1495

PILGRIM’S PRIDE CORPORATION
News Release
July 25, 2005

PILGRIM’S PRIDE CORPORATION
Consolidated Statements of Income
(Unaudited)
[In thousands, except share and per share amounts]

Three Months Ended	July 2, 2005	July 3, 2004
Net Sales	$1,440,039	$1,447,995
Costs and Expenses
Cost of sales	1,209,540	1,273,792
Cost of sales-restructuring	--	55,982
Selling, general and administrative	94,506	73,181
Other restructuring charges	--	7,923
	1,304,046	1,410,878
Operating Income	135,993	37,117

Other Expense (Income):
Interest expense, net	12,322	14,690
Foreign exchange (gain) loss	(94)	65
Miscellaneous, net	88	285
Total other expenses, net	12,316	15,040

Income before income taxes	123,677	22,077
Income tax expense	38,324	12,263
Net Income	$85,353	$9,814

Net income per common share
-basic and diluted	$1.28	$0.15
Dividends declared per common share	$0.015	$0.015
Weighted average shares outstanding	66,555,733	66,555,733

Nine Months Ended	July 2, 2005	July 3, 2004
	(39 Weeks)	(40 Weeks)
Net Sales	$4,183,607	$3,877,270
Costs and Expenses
Cost of sales	3,639,213	3,502,632
Cost of sales-restructuring	--	55,982
Selling, general and administrative	228,431	181,297
Other restructuring charges	--	7,923
	3,867,644	3,747,834
Operating Income	315,963	129,436

Other Expense (Income):
Interest expense, net	33,864	40,658
Foreign exchange (gain) loss	(420)	328
Miscellaneous, net	(11,659)	1,222
Total other expenses, net	21,785	42,208

Income before income taxes	294,178	87,228
Income tax expense	103,928	34,178
Net Income	$190,250	$53,050

Net income per common share
-basic and diluted	$2.86	$0.86
Dividends declared per common share	$0.045	$0.045
Weighted average shares outstanding	66,555,733	61,376,254

PILGRIM'S PRIDE CORPORATION
News Release
July 25, 2005

PILGRIM'S PRIDE CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
[In thousands]

	July 2, 2005	October 2, 2004
ASSETS
Cash and cash equivalents	$297,821	$38,165
Other current assets	887,637	979,063
Total Current Assets	1,185,458	1,017,228
Other Assets	48,025	50,086
Property, Plant and Equipment, net	1,169,367	1,178,675

Total Assets	$2,402,850	$2,245,989

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$8,552	$8,428
Other current liabilities	607,959	625,074
Total Current Liabilities	616,511	633,502
Long-Term Debt, Less Current Maturities	521,087	535,866
Deferred Income Taxes	153,286	152,455
Minority Interest in Subsidiary	1,338	1,210
Total Stockholders' Equity	1,110,628	922,956

Total Liabilities and Stockholders’ Equity	$2,402,850	$2,245,989

PILGRIM'S PRIDE CORPORATION
News Release
July 25, 2005

Pilgrim’s Pride Corporation
Pro forma Financial Information
(Unaudited)
(In thousands except per share amounts)

The unaudited pro forma financial information has been presented as if the acquisition of the ConAgra chicken division had occurred as of the beginning of fiscal year 2004.

Nine Months Ended	July 3, 2004
(40 Weeks)

Net sales	$4,338,061
Depreciation and amortization	$95,165
Operating income	$154,950
Interest expense, net	$45,029
Income before taxes	$110,547
Net income	$67,509
Net income per common share	$1.01
Weighted average shares outstanding	66,555,733

PILGRIM'S PRIDE CORPORATION
News Release
July 25, 2005

Selected Financial Information
(Unaudited)
(In thousands)

Note: “EBITDA” is defined as net income before interest, taxes, depreciation and amortization. EBITDA is presented because it is used by us, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting Principles (GAAP) results, to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

EBITDA is calculated as follows:

Three Months Ended	July 2, 2005	July 3, 2004
Net Income	$85,353	$9,814
Add:
Income tax expense	38,324	12,263
Interest expense, net	12,322	14,690
Depreciation and amortization	30,421	29,122
Minus:
Amortization of capitalized financing costs	590	409

EBITDA	$165,830	$65,480

Capital expenditures	$37,995	$15,856

			Pro Forma
Nine Months Ended	July 2, 2005	July 3, 2004	July 3, 2004
	(39 Weeks)	(40 Weeks)	(40 Weeks)
Net Income	$190,250	$53,050	$67,509
Add:
Income tax expense	103,928	34,178	43,038
Interest expense, net	33,864	40,658	45,029
Depreciation and amortization	94,263	88,120	95,165
Minus:
Amortization of capitalized financing costs	1,740	1,416	1,416

EBITDA	$420,565	$214,590	$249,325

Capital expenditures	$90,148	$55,837	$65,966